SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 15, 2011

AmeriCredit Automobile Receivables Trust 2011-3

(Exact name of registrant as specified in its charter)

AFS SenSub Corp.

(Exact name of depositor as specified in its charter)

AmeriCredit Financial Services, Inc.

(Exact name of sponsor as specified in its charter)

Delaware	333-170231-02	45-6291163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o AmeriCredit Financial Services, Inc. Attention: J. Michael May, Esq. 801 Cherry Street, Suite 3500 Fort Worth, Texas		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code - (817) 302-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

AFS SenSub Corp. (“AFS SenSub”), as depositor, and AmeriCredit Financial Services, Inc. (“AmeriCredit”), as sponsor, have caused a newly formed issuing entity, AmeriCredit Automobile Receivables Trust 2011-3 (the “Issuing Entity”), to issue $198,200,000 Class A-1 0.27681% Asset Backed Notes (the “Class A-1 Notes”), $332,000,000 Class A-2 0.84% Asset Backed Notes (the “Class A-2 Notes”), $178,556,000 Class A-3 1.17% Asset Backed Notes (the “Class A-3 Notes”), $76,923,000 Class B 2.28% Asset Backed Notes (the “Class B Notes”), $95,491,000 Class C 2.86% Asset Backed Notes (the “Class C Notes”), $93,899,000 Class D 4.04% Asset Backed Notes (the “Class D Notes”, and together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes, the “Publicly Offered Notes”), and $24,931,000 Class E 5.76% Asset Backed Notes and an Asset Backed Certificate, on June 15, 2011. The Publicly Offered Notes are registered under the Registration Statement filed by AFS SenSub with the Securities and Exchange Commission under the file number 333-170231.

This Current Report on Form 8-K is being filed in connection with the issuance of the Publicly Offered Notes to satisfy an undertaking to file unqualified validity and tax opinions at the time of each takedown from the Registration Statement. Copies of the validity and tax opinions delivered by Katten Muchin Rosenman LLP, counsel to the Registrants, in connection with the issuance of the Publicly Offered Notes are attached hereto as Exhibits 5.1 and 8.1, respectively.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

5.1	Opinion of Katten Muchin Rosenman LLP with respect to validity.

8.1	Opinion of Katten Muchin Rosenman LLP with respect to tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2011-3

By:	AmeriCredit Financial Services, Inc., as Servicer

	By:	/s/ J. Michael May
	Name:	J. Michael May
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: June 15, 2011

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Katten Muchin Rosenman LLP with respect to validity.

8.1	Opinion of Katten Muchin Rosenman LLP with respect to tax matters.

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